FORM T-1

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                            STATEMENT OF ELIGIBILITY

                    UNDER THE TRUST INDENTURE ACT OF 1939 OF

                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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                      CHECK IF AN APPLICATION TO DETERMINE

                      ELIGIBILITY OF A TRUSTEE PURSUANT TO

                            SECTION 305(b)(2) _______

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                     UNITED STATES TRUST COMPANY OF NEW YORK

              (Exact name of trustee as specified in its charter)

                       New York                       13-3818954
            (Jurisdiction of incorporation         (I.R.S. employer
             if not a U.S. national bank)         identification No.)

                 114 West 47th Street                  10036-1532
                     New York, NY                      (Zip Code)
                 (Address of principal
                  executive offices)

                               ------------------
                           NAVIGATOR GAS TRANSPORT PLC
               (Exact name of obligor as specified in its charter)

                     Isle of Man                          N/A
           (State or other jurisdiction of          (I.R.S. employer
            incorporation or organization)         identification No.)

                  c/o 1 Castle Street
                Castletown, Isle of Man                 IM9 1LF
       (Address of principal executive offices)        (Zip Code)

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                                     - 2 -



                        NAVIGATOR GAS (IOM-I-A) LIMITED
               (Exact name of obligor as specified in its charter)

                     Isle of Man                          N/A
           (State or other jurisdiction of         (I.R.S. employer
            incorporation or organization)        identification No.)

                  c/o 1 Castle Street
                Castletown, Isle of Man                  IM9 1LF
       (Address of principal executive offices)         (Zip Code)

                               ------------------
                        NAVIGATOR GAS (IOM-I-B) LIMITED
              (Exact name of obligor as specified in its charter)

                     Isle of Man                          N/A
           (State or other jurisdiction of         (I.R.S. employer
            incorporation or organization)        identification No.)

                  c/o 1 Castle Street
                Castletown, Isle of Man                  IM9 1LF
       (Address of principal executive offices)         (Zip Code)

                               ------------------
                        NAVIGATOR GAS (IOM-I-C) LIMITED
               (Exact name of obligor as specified in its charter)

                     Isle of Man                          N/A
           (State or other jurisdiction of         (I.R.S. employer
            incorporation or organization)        identification No.)

                  c/o 1 Castle Street
                Castletown, Isle of Man                  IM9 1LF
       (Address of principal executive offices)         (Zip Code)

                               ------------------
                         NAVIGATOR GAS (IOM-I-D) LIMITED
               (Exact name of obligor as specified in its charter)

                     Isle of Man                           N/A
           (State or other jurisdiction of          (I.R.S. employer
            incorporation or organization)         identification No.)

                  c/o 1 Castle Street
                Castletown, Isle of Man                  IM9 1LF
       (Address of principal executive offices)         (Zip Code)

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                                     - 3 -



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                         NAVIGATOR GAS (IOM-I-E) LIMITED
               (Exact name of obligor as specified in its charter)

                     Isle of Man                           N/A
           (State or other jurisdiction of          (I.R.S. employer
            incorporation or organization)         identification No.)

                  c/o 1 Castle Street
                Castletown, Isle of Man                   IM9 1LF
       (Address of principal executive offices)          (Zip Code)

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               10 1/2% First Priority Ship Mortgage Notes due 2007
                       (Title of the indenture securities)
          ============================================================


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                                     - 4 -

                                     GENERAL

1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                Federal Reserve Bank of New York (2nd District)
                (Board of Governors of the Federal Reserve System)
                       33 Liberty Street, New York, NY  10005
                Federal Deposit Insurance Corporation
                       550 17th Street NW
                Washington, D.C. 20429-9990
               New York State Banking Department
                 5 Empire State Plaza, Suite 2310
                   Albany, New York  12223

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Navigator Gas Transport PLC, Navigator Gas (IOM-I-A) Limited, Navigator Gas (IOM-I-B), Navigator Gas (IOM-A-C), Navigator Gas (IOM-A-D), Navigator Gas (IOM-A-E) currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS
     ----------------

     T-1.1      --         Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                           33-97056).


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                                     - 5 -

16.  LIST OF EXHIBITS (cont'd)
     ----------------

     T-1.2      --         Included in Exhibit T-1.1.

     T-1.3      --         Included in Exhibit T-1.1.

     T-1.4      --         The By-Laws of United States Trust Company of New
                           York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No. 33-97056).

     T-1.6      --         The consent of the trustee required by Section
                           321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7      --         A copy of the latest report of condition of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of May 26, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 26th day of May, 1999.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee



By:  /s/ CHRISTINE C. COLLINS
     --------------------------------
     Christine C. Collins
     Assistant Vice President


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                                                                   EXHIBIT T-1.6
                                                                   -------------

          The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036



January 7, 1997




Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:



Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK


       /s/Gerard F. Ganey
       ------------------------------------------
By:    Gerard F. Ganey
       Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1999
                                 --------------
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                   $  139,755

Short-Term Investments                                        85,326

Securities, Available for Sale                               528,160

Loans                                                      2,081,103
Less:  Allowance for Credit Losses                            17,114
                                                           ---------
      Net Loans                                            2,063,989
Premises and Equipment                                        57,765
Other Assets                                                 125,780
                                                           ---------
      TOTAL ASSETS                                        $3,000,775
                                                          ==========

LIABILITIES
-----------
Deposits:
      Non-Interest Bearing                                $  623,046
      Interest Bearing                                     1,875,364
                                                           ---------
         Total Deposits                                    2,498,410

Short-Term Credit Facilities                                 184,281
Accounts Payable and Accrued Liabilities                     126,652
                                                           ---------
      TOTAL LIABILITIES                                   $2,809,343
                                                          ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                  14,995
Capital Surplus                                               53,041
Retained Earnings                                            121,759
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                         1,637
                                                          ----------

TOTAL STOCKHOLDER'S EQUITY                                   191,432
                                                          ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                 $3,000,775
                                                          ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

May 18, 1999